SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2022

COLUMBUS MCKINNON CORPORATION
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

001-34362	16-0547600
(Commission File Number)	(IRS Employer Identification No.)

205 Crosspoint Parkway	Buffalo	NY	14068
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number including area code: (716) 689-5400

_________________________________________________

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMCO	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN DIRECTORS.

(b) and (e) Columbus McKinnon Corporation (the “Company”) today announced that Kurt F. Wozniak will depart his employment as President, Industrial Products Group of the Company effective as of June 3, 2022 (the “Departure Date”), after which date Mr. Wozniak has indicated that he intends to retire. In connection with the pending departure, on April 11, 2022, the Company and Mr. Wozniak entered into an agreement pursuant to which Mr. Wozniak will (i) receive a cash severance payment in the aggregate amount of $375,000, (ii) receive a lump sum cash payment for outplacement services in the amount of $10,000, (iii) receive accrued and unpaid vacation time as of the Departure Date estimated to be $51,932, (iv) be eligible for coverage under the Company’s group health plan pursuant to COBRA, for which the Company will, if such COBRA coverage is elected, pay the premiums on behalf of Mr. Wozniak and his eligible dependents for a period of twelve months from the Departure Date, (v) remain eligible for receipt of an award payment under the Company’s annual incentive plan (“AIP”) for fiscal year 2022, which payment will be made at the same time as award payments are made to the Company’s other AIP participants, (vi) receive a payment in the aggregate amount of $274,676 in connection with the forfeiture of outstanding restricted stock units and stock options received by Mr. Wozniak as part of his equity award grants from the Company for fiscal years 2020 and 2021 and in lieu of the receipt of any fiscal year 2023 equity awards scheduled to be granted in May 2022, which amount will be paid one half on the Departure Date and one half on January 6, 2023, and (vii) vest, as of the Departure Date, as to 1,308 restricted stock units and 11,489 stock options received as part of Mr. Wozniak’s fiscal year 2022 equity award grant from the Company, while 3,925 performance stock units received by Mr. Wozniak during fiscal year 2022 will remain outstanding and eligible for future vesting. All other unvested stock options, restricted stock units and performance stock units held by Mr. Wozniak shall be forfeited as of the Departure Date. As of the Departure Date, all vested, but unexercised, stock options held by Mr. Wozniak will remain eligible for exercise for a period of five years after the Departure Date, unless such stock options expire earlier by their terms. In addition, Mr. Wozniak has agreed, pursuant to the terms of the agreement, to certain non-disparagement, no solicitation and non-competition provisions in favor of the Company and a release of any and all claims he may have against the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Alan S. Korman
Name:	Alan S. Korman
Title:	Senior Vice President Corporate Development and
General Counsel

Dated:  April 15, 2022